UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Airport Industrial Drive, Suite 100 Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01	GTLS	New York Stock Exchange
Depositary Shares, each Representing a 1/20th Interest in a Share of 6.75% Series B Mandatory Convertible Preferred Stock	GTLS PRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 17, 2023, Chart Industries, Inc., a Delaware corporation (the “Company”), consummated its previously announced acquisition (the “Acquisition”) of all of the equity interests of Granite Holdings II B.V., a Dutch private limited liability company (“BV II”), Granite US Holdings LP, a Delaware limited partnership (“Granite US”), Granite Acquisition GmbH, a German limited liability company (“Granite Germany”), Granite Canada Holdings Acquisition Corp., a corporation formed pursuant to the laws of British Columbia (“Granite Canada”), and HowMex Holdings, S. de R.L. de C.V., a Mexican limited liability company (“Granite Mexico” and, collectively with BV II, Granite US, Granite Germany and Granite Canada, the “Acquired Companies”), which collectively constitute the business of Howden, from Granite Holdings I B.V., a Dutch private limited liability company (the “Primary Seller”), BV II and Granite US Holdings GP, LLC, a Delaware limited liability company (the “US GP Seller” and, together with the Primary Seller and BV II, the “Sellers”).

Pursuant to the terms and subject to the conditions of the Equity Purchase Agreement, dated as of November 8, 2022 (as amended, the “Purchase Agreement”), by and among the Company, the Acquired Companies and the Sellers, the Company paid the Sellers approximately $4.4 billion in cash, as adjusted in accordance with the terms of the Purchase Agreement (the “Purchase Price”). The Company funded the Purchase Price and the payment of acquisition-related expenses through a combination of cash on hand, the proceeds from previously consummated debt and equity financings and the proceeds from the tranche of term loans described below in Item 1.01 under the heading “Amendment No. 3 to Fifth Amended and Restated Revolving Credit Agreement.” As a result of the Company’s cash on hand and the debt and equity financings, the Purchase Price was paid solely in cash and no Series A Cumulative Participating Convertible Preferred Stock was issued (to KPS Capital Partners, LP or otherwise).

This summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2022 and incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 2 to Fifth Amended and Restated Revolving Credit Agreement

On March 16, 2023, the Company entered into an amendment (“Amendment No. 2”) to its fifth amended and restated revolving credit agreement, dated as of October 18, 2021 (as amended by Amendment No. 1, dated as of November 21, 2022, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, the subsidiaries of the Company designated as borrowers from time to time thereunder, the lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Fifth Third Bank, National Association, HSBC Bank USA, National Association, PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Syndication Agents, and BMO Harris Bank, N.A., Capital One, N.A., Citizens Bank, N.A., MUFG Union Bank, N.A. and Regions Bank, as Co-Documentation Agents.

Among other things, as more fully set forth therein, Amendment No. 2 updates the benchmark interest rate provisions to replace the London interbank offered rate (LIBOR) with a term rate based on the Secured Overnight Financing Rate (Term SOFR) as the reference rate for purposes of calculating interest under the terms of the Credit Agreement. Except as amended by Amendment No. 2, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Some of the financial institutions party to Amendment No. 2 and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for the Company and its subsidiaries, for which they have received, and/or will receive, customary fees and commissions.

Amendment No. 3 to Fifth Amended and Restated Revolving Credit Agreement

On March 17, 2023, the Company entered into an amendment (“Amendment No. 3”) to the Credit Agreement (as amended by Amendment No. 1, dated as of November 21, 2022, Amendment No. 2, dated as of March 16, 2023, and as further amended, restated, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”).

Among other things, as more fully set forth therein, Amendment No. 3 (i) makes certain amendments to permit the consummation of the Acquisition; (ii) establishes a tranche of term loans in the aggregate principal amount of $1,534,800,000 bearing interest at the rate of the Base Rate plus 2.75% per annum or the Adjusted Term SOFR plus 3.75 % per annum to finance the Acquisition; (iii) adds covenants requiring certain mandatory prepayments of the term loans from the Company, including (A) quarterly prepayments of 0.25% of the initial principal amount of the term loans, (B) prepayment with the net proceeds of certain new or replacement indebtedness, (C) prepayment with the net proceeds of certain asset sales and (D) prepayment with its excess cash flow from time to time; (iv) adds a yield protection provision with respect to the term loans for incremental debt incurred within one (1) year after Amendment No. 3; and (v) joins certain Acquired Companies as guarantors under the Amended Credit Agreement. Except as amended by Amendment No. 3, the remaining terms of the Credit Agreement remain in full force and effect.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Some of the financial institutions party to Amendment No. 3 and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for the Company and its subsidiaries, for which they have received, and/or will receive, customary fees and commissions.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above is hereby incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the headings “Amendment No. 2 to Fifth Amended and Restated Revolving Credit Agreement” and “Amendment No. 3 to Fifth Amended and Restated Revolving Credit Agreement” under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the Company’s consummation of the Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the investor presentation being used by the Company in connection with the Acquisition is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibits hereto) is being furnished under “Item 7.01. Regulation FD Disclosure.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2, dated as of March 16, 2023, to the Credit Agreement, dated as of October 18, 2021, by and among Chart Industries, Inc., the subsidiaries of Chart Industries, Inc. designated as borrowers from time to time thereunder, the lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Fifth Third Bank, National Association, HSBC Bank USA, National Association, PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Syndication Agents, and BMO Harris Bank, N.A., Capital One, N.A., Citizens Bank, N.A., MUFG Union Bank, N.A. and Regions Bank, as Co-Documentation Agents.

10.2	Amendment No. 3, dated as of March 17, 2023, to the Credit Agreement, dated as of October 18, 2021, by and among Chart Industries, Inc., the subsidiaries of Chart Industries, Inc. designated as borrowers from time to time thereunder, the lenders named therein, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., Fifth Third Bank, National Association, HSBC Bank USA, National Association, PNC Bank, National Association and Wells Fargo Bank, National Association, as Co-Syndication Agents, and BMO Harris Bank, N.A., Capital One, N.A., Citizens Bank, N.A., MUFG Union Bank, N.A. and Regions Bank, as Co-Documentation Agents.

99.1	Press Release of Chart Industries, Inc., dated as of March 17, 2023.

99.2	Investor Presentation of Chart Industries, Inc., dated as of March 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: March 17, 2023

	By:	/s/ Jillian C. Evanko
Name: Jillian C. Evanko
Title: President and Chief Executive Officer